Exhibit 99.1
PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

 CHESAPEAKE LODGING TRUST REPORTS FOURTH QUARTER RESULTS

ARLINGTON, VA, February 15, 2018 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter ended December 31, 2017.
HIGHLIGHTS

•	Comparable RevPAR: 0.3% increase for the 21-hotel portfolio and 1.2% increase for the 14-hotel portfolio over the same period in 2016.

•	Comparable Adjusted Hotel EBITDA Margin: 40 basis point decrease to 29.9% for the 21-hotel portfolio and 10 basis point decrease to 33.4% for the 14-hotel portfolio over the same period in 2016.

•	Adjusted Hotel EBITDA: $42.5 million.

•	Adjusted Corporate EBITDA: $37.3 million.

•	Net income available to common shareholders: $27.6 million or $0.46 per diluted common share.

•	Adjusted FFO: $28.4 million or $0.48 per diluted common share.

•	Disposition: Sold the 222-room The Hotel Minneapolis, Autograph Collection for a sale price of $46.0 million.
“We are pleased with our results for the fourth quarter which were in line with our provided outlook. During the quarter, our hotels located in New Orleans and Santa Barbara were negatively impacted by Hurricane Nate and wildfires, respectively. Despite these negative impacts, RevPAR for our 14-hotel portfolio increased 1.2% over 2016, which was the strongest RevPAR quarterly growth rate of 2017 for our stabilized portfolio,” said James L. Francis, Chesapeake Lodging Trust’s President and Chief Executive Officer.

Mr. Francis continued, “As we begin 2018, we are cautiously optimistic that the pro-growth political agenda, including the recent passing of the Tax Cuts and Jobs Act of 2017, will positively impact lodging demand as we proceed through the year. Furthermore, we believe the headwinds we experienced throughout 2017, resulting from the temporary closure of the Moscone Center in San Francisco and the three significant guestroom renovations, will provide tailwinds and position our hotel portfolio for outperformance relative to the U.S. lodging industry in 2018 and beyond.”

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

CONSOLIDATED FINANCIAL RESULTS
The following is a summary of the consolidated financial results for the three months and year ended December 31, 2017 and 2016 (in millions, except share and per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Total revenue	$142.7	$145.1	$598.3	$619.7

Net income available to common shareholders	$27.6	$9.7	$66.5	$67.0
Net income per diluted common share	$0.46	$0.16	$1.11	$1.13

Adjusted Hotel EBITDA	$42.5	$44.1	$188.6	$203.7

Adjusted Corporate EBITDA	$37.3	$39.0	$169.5	$184.5

AFFO available to common shareholders	$28.4	$28.4	$128.6	$140.4
AFFO per diluted common share	$0.48	$0.48	$2.17	$2.39

Weighted-average number of diluted common shares outstanding	59,311,061	58,737,275	59,255,244	58,717,647
HOTEL OPERATING RESULTS
As of December 31, 2017, the Trust owned 21 hotels. The Trust uses the term “comparable” to refer to metrics that include only those hotels owned for the entirety of the two periods being compared. Since The Hotel Minneapolis, Autograph Collection was sold on November 8, 2017, it has been excluded from the hotel portfolio metrics below. During 2017, the following seven of the Trust’s 21 hotels were negatively effected as a result of (1) the negative impact on lodging demand in San Francisco resulting from the temporary closure and expansion of the Moscone Center and/or (2) significant guestroom renovations undergoing during the year: Le Meridien San Francisco, JW Marriott San Francisco Union Square, Hyatt Centric Fisherman’s Wharf, Hotel Adagio San Francisco, Autograph Collection, Boston Marriott Newton, Hilton Denver City Center, and Hyatt Regency Mission Bay Spa and Marina. As such, the Trust is reporting key operating metrics for a 14-hotel portfolio in addition to the 21-hotel portfolio. Included in the following table are comparisons of the key operating metrics for the 21-hotel portfolio and the 14-hotel portfolio for the three months and year ended December 31, 2017 and 2016 (in thousands, except for ADR and RevPAR):

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	Change	2017	2016	Change
21-Hotel Portfolio
Comparable Occupancy	80.5%	80.0%	50 bps	83.1%	83.9%	(80) bps
Comparable ADR	$219.48	$220.21	(0.3)%	$225.21	$228.58	(1.5)%
Comparable RevPAR	$176.73	$176.15	0.3%	$187.22	$191.89	(2.4)%
Comparable Adjusted Hotel EBITDA	$42,219	$42,990	(1.8)%	$185,862	$199,169	(6.7)%
Comparable Adjusted Hotel EBITDA Margin	29.9%	30.3%	(40) bps	31.6%	32.9%	(130) bps
14-Hotel Portfolio
Comparable Occupancy	82.6%	81.2%	140 bps	84.9%	84.0%	90 bps
Comparable ADR	$217.94	$219.02	(0.5)%	$222.17	$226.01	(1.7)%
Comparable RevPAR	$179.91	$177.78	1.2%	$188.67	$189.95	(0.7)%
Comparable Adjusted Hotel EBITDA	$27,120	$27,358	(0.9)%	$117,300	$122,226	(4.0)%
Comparable Adjusted Hotel EBITDA Margin	33.4%	33.5%	(10) bps	34.9%	35.6%	(70) bps
Hotel EBITDA, Adjusted Hotel EBITDA, Adjusted Hotel EBITDA Margin, Corporate EBITDA, Adjusted Corporate EBITDA, FFO, FFO available to common shareholders and AFFO available to common shareholders are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.
DISPOSITION ACTIVITY
On November 8, 2017, the Trust sold the 222-room The Hotel Minneapolis, Autograph Collection located in Minneapolis, Minnesota for $46.3 million, including sold working capital, which resulted in a gain on sale of $6.1 million. The Trust acquired The Hotel Minneapolis, Autograph Collection in October 2012 for $46.0 million, or approximately $207,000 per key. The sale price of $46.0 million, or approximately $207,000 per key, represented a 6.2% trailing twelve month NOI cap rate (after factoring in a needed 2018 renovation estimated at $5.0 million, the sale price represented a 5.6% NOI cap rate).
DIVIDENDS
On October 13, 2017, the Trust paid a dividend in the amount of $0.40 per share to its common shareholders of record as of September 29, 2017. On December 18, 2017, the Trust declared a dividend in the amount of $0.40 per share payable to its common shareholders of record as of December 29, 2017. The dividend was paid on January 12, 2018.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

2018 OUTLOOK
The Trust's 2018 outlook is as follows, and assumes no future acquisitions, dispositions, or financing transactions (in millions, except RevPAR and per share amounts):

	First Quarter 2018 Outlook		Full Year 2018 Outlook
	Low	High	Low	High
CONSOLIDATED:

Net income available to common shareholders	$3.9	$5.6	$62.9	$69.4
Net income per diluted common share	$0.06	$0.09	$1.06	$1.17

Adjusted Corporate EBITDA	$29.6	$31.1	$175.5	$183.0

AFFO available to common shareholders	$23.1	$24.9	$138.1	$144.6
AFFO per diluted common share	$0.39	$0.42	$2.33	$2.43

Corporate cash general and administrative expense	$3.0	$3.2	$10.8	$11.8
Corporate non-cash general and administrative expense	$2.0	$2.0	$7.6	$7.6

Weighted-average number of diluted common shares outstanding	59.5	59.5	59.4	59.4

HOTEL PORTFOLIO:

RevPAR	$168.00	$172.00	$193.00	$197.00
RevPAR change as compared to 2017(1)	1.0%	3.0%	3.0%	5.0%
Adjusted Hotel EBITDA	$34.5	$36.2	$193.8	$202.3
Adjusted Hotel EBITDA Margin	26.2%	27.0%	32.1%	32.9%
Adjusted Hotel EBITDA Margin change as compared to 2017(1)	(75) bps	0 bps	50 bps	125 bps
_____________
(1) The comparable 2017 period excludes results of operations for The Hotel Minneapolis, Autograph Collection, which was sold on November 8, 2017.
NON-GAAP FINANCIAL MEASURES
The Trust reports the following eight non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) Hotel EBITDA, (2) Adjusted Hotel EBITDA, (3) Adjusted Hotel EBITDA Margin, (4) Corporate EBITDA, (5) Adjusted Corporate EBITDA, (6) FFO, (7) FFO available to common shareholders and (8) AFFO available to common shareholders. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included in the accompanying financial tables.
Hotel EBITDA – Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, air rights amortization, corporate general and administrative, and hotel acquisition costs. The Trust believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Trust’s hotel operating performance, excluding the impact of the Trust’s capital structure (primarily interest), the Trust’s asset base (primarily depreciation and amortization), and the Trust’s corporate-level expenses (corporate general and administrative and hotel acquisition costs).
Adjusted Hotel EBITDA – The Trust further adjusts Hotel EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for non-cash amortization of intangible assets and liabilities, including ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

which are recurring items, and gains (losses) from sales of real estate, which is a non-recurring item. For the three months and year ended December 31, 2017, the Trust also adjusted for the non-recurring impact resulting from the change in management at the Hilton Denver City Center (formerly the Denver Marriott City Center), which included a non-cash write-off of an unfavorable contract liability, a settlement gain, and transition-related expenses. The Trust believes that Adjusted Hotel EBITDA provides investors with another useful financial measure to evaluate the Trust’s hotel operating performance, excluding the effect of these items.
Adjusted Hotel EBITDA Margin – Adjusted Hotel EBITDA Margin is defined as Adjusted Hotel EBITDA as a percentage of total revenues. The Trust believes that Adjusted Hotel EBITDA Margin provides investors another useful financial measure to evaluate the Trust’s hotel operating performance.
Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Trust believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Trust’s operating performance, excluding the impact of the Trust’s capital structure (primarily interest expense) and the Trust’s asset base (primarily depreciation and amortization).
Adjusted Corporate EBITDA – The Trust further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and liabilities, including air rights contracts, ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items, and gains (losses) from sales of real estate, which is a non-recurring item. For the three months and year ended December 31, 2017, the Trust also adjusted for the non-recurring impact resulting from the change in management at the Hilton Denver City Center (formerly the Denver Marriott City Center), which included a non-cash write-off of an unfavorable contract liability, a settlement gain, and transition-related expenses. The Trust believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.
FFO – The Trust calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, impairment charges of depreciable real estate, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Trust believes that FFO provides investors a useful financial measure to evaluate the Trust’s operating performance.
FFO available to common shareholders – The Trust reduces FFO for preferred share dividends, write-off of issuance costs of redeemed preferred shares, and dividends declared on and earnings allocated to unvested time-based awards (consistent with adjustments required by GAAP in reporting net income available to common shareholders and related per share amounts). FFO available to common shareholders provides investors another financial measure to evaluate the Trust’s operating performance after taking into account the interests of holders of the Trust’s preferred shares and unvested time-based awards.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

AFFO available to common shareholders – The Trust further adjusts FFO available to common shareholders for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and liabilities, including air rights contracts, ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items, and the write-off of issuance costs of redeemed preferred shares, which is a non-recurring item. For the three months and year ended December 31, 2017, the Trust also adjusted for (1) the impact, net of tax, resulting from the change in management at the Hilton Denver City Center (formerly the Denver Marriott City Center), which included a non-cash write-off of an unfavorable contract liability, a settlement gain, and transition-related expenses and (2) the non-cash adjustment to the Trust’s deferred tax assets and liabilities resulting from the enactment of the Tax Cuts and Jobs Act, both of which are non-recurring items. The Trust believes that AFFO available to common shareholders provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.
CONFERENCE CALL
The Trust will host a conference call on February 15, 2018 at 4:30 p.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing (877) 683-0303 (U.S./Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 3040540. A simultaneous webcast of the call will be available on the Trust’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.
A replay of the conference call will be available two hours after the live call until midnight on February 22, 2018. To access the replay, dial (855) 859-2056 (U.S./Canadian callers) or (404) 537-3406 (International callers). The conference call ID is 3040540. A webcast replay and transcript of the conference call will be archived and available on the Trust’s website for 12 months.
ABOUT CHESAPEAKE LODGING TRUST
Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 21 hotels with an aggregate of 6,479 rooms in eight states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts, such as the Trust's first quarter and full year 2018 outlook. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: U.S. economic conditions generally and the real estate market and the lodging industry specifically; management and performance of the Trust's hotels; supply and demand for hotel rooms in the Trust's markets; the Trust's competition; the Trust’s ability to continue to satisfy complex rules in order for it to remain a REIT for federal income tax purposes; the effects of any acquisitions, dispositions or financing transactions the Trust may undertake; and other risks and uncertainties associated with the Trust’s business described in its filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 15, 2018, and the Trust undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Trust’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,
	2017	2016

ASSETS
Property and equipment, net	$1,823,217	$1,882,869
Intangible assets, net	35,256	35,835
Cash and cash equivalents	44,314	43,060
Restricted cash	30,602	36,128
Accounts receivable, net	20,769	19,966
Prepaid expenses and other assets	21,202	17,516
Total assets	$1,975,360	$2,035,374

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$829,552	$737,310
Accounts payable and accrued expenses	65,783	64,581
Other liabilities	31,597	44,808
Total liabilities	926,932	846,699

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; Series A Cumulative Redeemable Preferred Shares; no shares and 5,000,000 shares issued and outstanding, respectively	—	50
Common shares, $.01 par value; 400,000,000 shares authorized; 59,941,088 shares and 59,671,964 shares issued and outstanding, respectively	599	597
Additional paid-in capital	1,190,250	1,304,364
Cumulative dividends in excess of net income	(144,734)	(116,297)
Accumulated other comprehensive income (loss)	2,313	(39)
Total shareholders’ equity	1,048,428	1,188,675
Total liabilities and shareholders’ equity	$1,975,360	$2,035,374

SUPPLEMENTAL CREDIT INFORMATION:
Fixed charge coverage ratio(1)	3.00	3.24
Leverage ratio(1)	39.2%	31.9%
______________

(1)	Calculated as defined under the Trust’s revolving credit facility.

CHESAPEAKE LODGING TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)
REVENUE
Rooms	$106,402	$107,505	$450,812	$465,796
Food and beverage	29,095	30,135	118,715	125,987
Other	7,158	7,488	28,740	27,916
Total revenue	142,655	145,128	598,267	619,699

EXPENSES
Hotel operating expenses:
Rooms	26,361	26,383	107,183	108,292
Food and beverage	21,760	22,662	88,454	92,075
Other direct	1,321	1,438	5,457	6,275
Indirect	36,784	50,440	194,212	208,756
Total hotel operating expenses	86,226	100,923	395,306	415,398
Depreciation and amortization	18,978	18,864	76,230	74,661
Air rights contract amortization	130	130	520	520
Corporate general and administrative	5,252	5,093	19,050	19,167
Total operating expenses	110,586	125,010	491,106	509,746

Operating income	32,069	20,118	107,161	109,953

Interest expense	(8,950)	(7,954)	(33,939)	(31,846)
Gain on sale of hotel	6,102	—	6,102	598

Income before income taxes	29,221	12,164	79,324	78,705

Income tax expense	(1,619)	(17)	(3,089)	(1,999)

Net income	27,602	12,147	76,235	76,706

Preferred share dividends	—	(2,422)	(5,274)	(9,688)
Write-off of issuance costs of redeemed preferred shares	—	—	(4,419)	—
Net income available to common shareholders	$27,602	$9,725	$66,542	$67,018

Net income per common share:
Basic	$0.47	$0.16	$1.12	$1.13
Diluted	$0.46	$0.16	$1.11	$1.13

Weighted-average number of common shares outstanding:
Basic	59,044,308	58,737,275	59,029,490	58,717,647
Diluted	59,311,061	58,737,275	59,255,244	58,717,647

CHESAPEAKE LODGING TRUST
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2017	2016

Cash flows from operating activities:
Net income	$76,235	$76,706
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76,230	74,661
Air rights contract amortization	520	520
Write-off of unfavorable contract liability	(11,815)	—
Deferred financing costs amortization	1,682	1,850
Gain on sale of hotel	(6,102)	(598)
Share-based compensation	7,497	9,507
Other	(593)	(796)
Changes in assets and liabilities:
Accounts receivable, net	(1,093)	(4,363)
Prepaid expenses and other assets	(1,976)	329
Accounts payable and accrued expenses	1,283	1,801
Other liabilities	1,667	(47)
Net cash provided by operating activities	143,535	159,570

Cash flows from investing activities:
Disposition of hotels, net of cash sold	45,991	2,028
Improvements and additions to hotels	(55,051)	(32,015)
Change in restricted cash	5,526	4,233
Net cash used in investing activities	(3,534)	(25,754)

Cash flows from financing activities:
Redemption of preferred shares	(125,000)	—
Borrowings under revolving credit facility	315,000	185,000
Repayments under revolving credit facility	(310,000)	(235,000)
Proceeds from issuance of unsecured term loan	225,000	—
Proceeds from issuance of mortgage debt	—	150,000
Principal prepayments on mortgage debt	—	(122,220)
Scheduled principal payments on mortgage debt	(137,657)	(10,940)
Payment of deferred financing costs	(1,783)	(952)
Payment of dividends to common shareholders	(95,909)	(94,480)
Payment of dividends to preferred shareholders	(7,320)	(9,688)
Repurchase of common shares	(1,078)	(3,020)
Net cash used in financing activities	(138,747)	(141,300)
Net increase (decrease) in cash	1,254	(7,484)
Cash and cash equivalents, beginning of period	43,060	50,544
Cash and cash equivalents, end of period	$44,314	$43,060

CHESAPEAKE LODGING TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

The following table reconciles net income to Hotel EBITDA, Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin for the 21-hotel portfolio for the three months and year ended December 31, 2017 and 2016:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$27,602	$12,147	$76,235	$76,706
Add: Interest expense	8,950	7,954	33,939	31,846
Income tax expense	1,619	17	3,089	1,999
Depreciation and amortization	18,978	18,864	76,230	74,661
Air rights contract amortization	130	130	520	520
Corporate general and administrative	5,252	5,093	19,050	19,167
Hotel EBITDA	62,531	44,205	209,063	204,899

Less: Non-cash amortization(1)	(129)	(155)	(594)	(620)
Hilton Denver City Center change in management(2)	(13,769)	—	(13,769)	—
Gain on sale of hotel	(6,102)	—	(6,102)	(598)
Adjusted Hotel EBITDA	42,531	44,050	188,598	203,681
Less: Hotel EBITDA of hotel sold(3)	(312)	(1,060)	(2,736)	(4,512)
Comparable Adjusted Hotel EBITDA(4)	$42,219	$42,990	$185,862	$199,169
Total revenue	$142,655	$145,128	$598,267	$619,699
Less: Total revenue of hotel sold(3)	(1,444)	(3,324)	(10,601)	(13,832)
Comparable total revenue(4)	$141,211	$141,804	$587,666	$605,867

Comparable Adjusted Hotel EBITDA Margin(4)	29.9%	30.3%	31.6%	32.9%
_____________

(1)	Reflects non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

(2)
Reflects (1) a non-cash write-off of an unfavorable contract liability, (2) a settlement gain, and (3) transition-related expenses, all of which are in connection with the change in management at the Hilton Denver City Center (formerly the Denver Marriott City Center).

(3)	Reflects results of operations for The Hotel Minneapolis, Autograph Collection, which was sold on November 8, 2017.

(4)	The Trust uses the term "comparable" to refer to metrics that include only those hotels owned for the entirety of the two periods being compared.
The following table reconciles net income to Corporate EBITDA and Adjusted Corporate EBITDA for the three months and year ended December 31, 2017 and 2016:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$27,602	$12,147	$76,235	$76,706
Add: Interest expense	8,950	7,954	33,939	31,846
Income tax expense	1,619	17	3,089	1,999
Depreciation and amortization	18,978	18,864	76,230	74,661
Corporate EBITDA	57,149	38,982	189,493	185,212
Less: Non-cash amortization(1)	2	(25)	(74)	(101)
Hilton Denver City Center change in management(2)	(13,769)	—	(13,769)	—
Gain on sale of hotel	(6,102)	—	(6,102)	(598)
Adjusted Corporate EBITDA	$37,280	$38,957	$169,548	$184,513
_____________

(1)	Reflects non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

(2)
Reflects (1) a non-cash write-off of an unfavorable contract liability, (2) a settlement gain, and (3) transition-related expenses, all of which are in connection with the change in management at the Hilton Denver City Center (formerly the Denver Marriott City Center).

CHESAPEAKE LODGING TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

The following table reconciles net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the three months and year ended December 31, 2017 and 2016:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$27,602	$12,147	$76,235	$76,706
Add: Depreciation and amortization	18,978	18,864	76,230	74,661
Less: Gain on sale of hotel	(6,102)	—	(6,102)	(598)
FFO	40,478	31,011	146,363	150,769

Less: Preferred share dividends	—	(2,422)	(5,274)	(9,688)
Write-off of issuance costs of redeemed preferred shares	—	—	(4,419)	—
Dividends declared on unvested time-based awards	(123)	(126)	(494)	(561)
Undistributed earnings allocated to unvested time-based awards	(20)	—	—	—
FFO available to common shareholders	40,335	28,463	136,176	140,520

Add: Write-off of issuance costs of redeemed preferred shares	—	—	4,419	—
Tax Cuts and Jobs Act income tax adjustment	1,057	—	1,057	—
Less: Non-cash amortization(1)	2	(25)	(74)	(101)
Hilton Denver City Center change in management(2)	(13,018)	—	(13,018)	—
AFFO available to common shareholders	$28,376	$28,438	$128,560	$140,419

FFO per common share:
Basic	$0.68	$0.48	$2.31	$2.39
Diluted	$0.68	$0.48	$2.30	$2.39

AFFO per common share:
Basic	$0.48	$0.48	$2.18	$2.39
Diluted	$0.48	$0.48	$2.17	$2.39
_____________

(1)	Reflects non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

(2)
Reflects (1) a non-cash write-off of an unfavorable contract liability, (2) a settlement gain, and (3) transition-related expenses, all of which are in connection with the change in management at the Hilton Denver City Center (formerly the Denver Marriott City Center).

CHESAPEAKE LODGING TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

The following table reconciles forecasted net income to Hotel EBITDA, Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin for the 21-hotel portfolio for the three months ending March 31, 2018 and year ending December 31, 2018:

	Three Months Ending March 31, 2018		Year Ending December 31, 2018
	Low	High	Low	High
Net income	$3,970	$5,720	$63,380	$69,880
Add: Interest expense	8,900	8,900	35,600	35,600
Income tax expense (benefit)	(2,600)	(2,800)	1,250	2,250
Depreciation and amortization	19,230	19,230	75,000	75,000
Air rights contract amortization	130	130	520	520
Corporate general and administrative	4,900	5,100	18,300	19,300
Hotel EBITDA	34,530	36,280	194,050	202,550

Less: Non-cash amortization(1)	(80)	(80)	(300)	(300)
Adjusted Hotel EBITDA	$34,450	$36,200	$193,750	$202,250

Total revenue	$131,350	$134,200	$603,000	$615,250

Adjusted Hotel EBITDA Margin	26.2%	27.0%	32.1%	32.9%
_____________

(1)	Reflects non-cash amortization of ground lease asset, deferred franchise costs, and deferred key money.
The following table reconciles forecasted net income to Corporate EBITDA and Adjusted Corporate EBITDA for the three months ending March 31, 2018 and year ending December 31, 2018:

	Three Months Ending March 31, 2018		Year Ending December 31, 2018
	Low	High	Low	High
Net income	$3,970	$5,720	$63,380	$69,880
Add: Interest expense	8,900	8,900	35,600	35,600
Income tax expense (benefit)	(2,600)	(2,800)	1,250	2,250
Depreciation and amortization	19,230	19,230	75,000	75,000
Corporate EBITDA	29,500	31,050	175,230	182,730

Add: Non-cash amortization(1)	50	50	220	220
Adjusted Corporate EBITDA	$29,550	$31,100	$175,450	$182,950
_____________

(1)	Reflects non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and air rights contract.

CHESAPEAKE LODGING TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

The following table reconciles forecasted net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the three months ending March 31, 2018 and year ending December 31, 2018:

	Three Months Ending March 31, 2018		Year Ending December 31, 2018
	Low	High	Low	High
Net income	$3,970	$5,720	$63,380	$69,880
Add: Depreciation and amortization	19,230	19,230	75,000	75,000
FFO	23,200	24,950	138,380	144,880

Less: Dividends declared on unvested time-based awards	(120)	(120)	(480)	(480)
Undistributed earnings allocated to unvested time-based awards	—	—	—	—
FFO available to common shareholders	23,080	24,830	137,900	144,400

Add: Non-cash amortization(1)	50	50	220	220
AFFO available to common shareholders	$23,130	$24,880	$138,120	$144,620

FFO per common share:
Basic	$0.39	$0.42	$2.33	$2.44
Diluted	$0.39	$0.42	$2.32	$2.43

AFFO per common share:
Basic	$0.39	$0.42	$2.34	$2.45
Diluted	$0.39	$0.42	$2.33	$2.43

Weighted-average number of common shares outstanding:
Basic	59,108	59,108	59,145	59,145
Diluted	59,464	59,464	59,394	59,394
_____________

(1)	Reflects non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and air rights contract.

CHESAPEAKE LODGING TRUST
CURRENT HOTEL PORTFOLIO

Hotel		Location	Rooms	Acquisition Date
1	Hyatt Regency Boston	Boston, MA	502	March 18, 2010
2	Hilton Checkers Los Angeles	Los Angeles, CA	193	June 1, 2010
3	Boston Marriott Newton	Newton, MA	430	July 30, 2010
4	Le Meridien San Francisco	San Francisco, CA	360	December 15, 2010
5	Homewood Suites Seattle Convention Center	Seattle, WA	195	May 2, 2011
6	W Chicago – City Center	Chicago, IL	403	May 10, 2011
7	Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210	June 17, 2011
8	Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204	June 30, 2011
9	Hotel Adagio San Francisco, Autograph Collection	San Francisco, CA	171	July 8, 2011
10	Hilton Denver City Center	Denver, CO	613	October 3, 2011
11	Hyatt Herald Square New York	New York, NY	122	December 22, 2011
12	W Chicago – Lakeshore	Chicago, IL	520	August 21, 2012
13	Hyatt Regency Mission Bay Spa and Marina	San Diego, CA	429	September 7, 2012
14	Hyatt Place New York Midtown South	New York, NY	185	March 14, 2013
15	W New Orleans – French Quarter	New Orleans, LA	97	March 28, 2013
16	Le Meridien New Orleans	New Orleans, LA	410	April 25, 2013
17	Hyatt Centric Fisherman’s Wharf	San Francisco, CA	316	May 31, 2013
18	Hyatt Centric Santa Barbara	Santa Barbara, CA	200	June 27, 2013
19	JW Marriott San Francisco Union Square	San Francisco, CA	344	October 1, 2014
20	Royal Palm South Beach Miami, a Tribute Portfolio Resort	Miami Beach, FL	393	March 9, 2015
21	Ace Hotel and Theater Downtown Los Angeles	Los Angeles, CA	182	April 30, 2015
			6,479